Registration No.  333-_____

                           ___________

                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                           ___________

                             FORM S-3
                      REGISTRATION STATEMENT
                              Under
                    The Securities Act of 1933
                         _______________

                      C&D TECHNOLOGIES, INC.
      (Exact name of registrant as specified in its charter)
                         _______________

          Delaware                               13-3314599
     (State of Incorporation)                 (I.R.S. Employer
                                             Identification No.)

                     1400 Union Meeting Road
                  Blue Bell, Pennsylvania 19422
                          (215) 619-2700
(Address, including zip code, and telephone number, including area code, of principal executive offices)

                         Mr. Alfred Weber
          Chairman of the Board, CEO, COO and President
                      C&D TECHNOLOGIES, INC.
                     1400 Union Meeting Road
                  Blue Bell, Pennsylvania 19422
                          (215) 619-2700
    (Name, address, and telephone number of agent for service)
                       ___________________

                             Copy to:
                   Steven L. Kirshenbaum, Esq.
                        Proskauer Rose LLP
                          1585 Broadway
                        New York, NY 10036
                          (212) 969-3000
                           ____________

     Approximate date of commencement of proposed sale to public:
As soon as practicable after the Registration Statement has been declared effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


                 CALCULATION OF REGISTRATION FEE

                                             Proposed Maximum
Title of Securities      Amount To Be        Offering Price
To Be Registered         Registered          Per Share (1)

$.01 par value           631,969 shares      $48.3125


Proposed Maximum
Aggregate Offering       Amount of
Price                    Registration Fee

Common Stock
$30,532,002              $9,252.12


(1) The price stated is estimated, based on the average of the high and low prices of Common Stock on the New York Stock
Exchange on October 21, 1997, solely for the purpose of calculating the registration fee, pursuant to Rule 457 under the Securities Act of 1933.

                          ______________

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                      C&D TECHNOLOGIES, INC.
              Cross Reference Sheet Showing Location
    in Prospectus of Information Required by Items of Form S-3


Registration Statement Item         Location in Prospectus
and Heading

1.   Forepart of the Registration   Facing Page of Registration
     Statement and Outside Front    Statement; Cross Reference
     Cover Page of Prospectus       Sheet; Outside Front Page

2.   Inside Front and Outside       Inside Front Cover Page;
     Back Cover Pages of            Outside Back Cover Page
     Prospectus

3.   Summary Information, Risk      Risk Factors
     Factors and Ratio of Earnings
     to Fixed Charges

4.   Use of Proceeds                Selling Stockholders, Plan
                                    of Distribution and Use of
                                    Proceeds

5.   Determination of Offering      Not applicable
     Price

6.   Dilution                       Not applicable

7.   Selling Security Holders       Selling Stockholders, Plan
                                    of Distribution and Use of
                                    Proceeds

8.   Plan of Distribution           Selling Stockholders, Plan
                                    of Distribution and Use of
                                    Proceeds

9.   Description of Securities
     to be Registered               Description of Common Stock

10.  Interest of Named Experts      Interest of Named Experts
     and Counsel                    and Counsel

11.  Material Changes               Not applicable

12.  Incorporation of Certain       Incorporation of Certain
     Information by Reference       Information by Reference

13.  Disclosure of Commission       Not applicable
     Position on Indemnification
     for Securities Act Liabilities

          Subject to Completion, Dated October 28, 1997



PROSPECTUS


                          631,969 Shares

                      C&D TECHNOLOGIES, INC.

             Common Stock (par value $0.01 per share)

     Of the 631,969 shares of Common Stock, $0.01 par value ("Common Stock"), offered hereby (the "Offering"), 452,551 shares are being offered and sold by C&D TECHNOLOGIES, INC. (the "Company"), 179,418 shares may be offered and sold from time to time by the holders named herein and, if required, some portion of the foregoing shares may be offered and sold by holders named in an accompanying supplement (a "Prospectus Supplement") or, in any case, by their respective transferees, pledges, donees, or their successors (holders other than the Company being, collectively, the "Selling Stockholders") pursuant to this Prospectus and a Prospectus Supplement, if required. See "Selling Stockholders, Plan of Distribution and Use of Proceeds." The Company will not receive any part of the proceeds from the sale of shares by the Selling Stockholders.

     Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     See "Risk Factors" commencing on page 3 for a discussion of certain factors that should be considered by prospective investors.

                        _________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        _________________

     The date of this Prospectus is October 28, 1997.

     No person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering made by this Prospectus, and any information or representations not contained herein must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities to which this Prospectus relates in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

     Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

                      ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission, Washington, D.C., a Registration Statement on Form S-3 under the 1933 Act, File No. 333-______________, relating to the shares of its Common Stock offered hereby. For further information, reference is made to the Registration Statement, including the exhibits filed as a part thereof.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission. These reports, proxy and information statements and other information may be inspected without charge and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site (http:\\ www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission.

     The Company's securities are listed on the New York Stock Exchange ("NYSE") and the Company files reports, proxy statements and other information with this exchange. These reports, proxy statements and other information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, 17th Floor, New York, New York 10005.

                           RISK FACTORS

     In addition to the other information in this Prospectus, the following risk factors should be considered carefully by prospective investors in evaluating the Company and its business before purchasing any of the shares of Common Stock offered hereby.

Implementation of Growth Strategy

     The Company's strategy is to increase sales and profits by diversifying its product offerings and customer base. In implementing this strategy, the Company emphasized product development and quality, reduced costs, streamlined manufacturing and improved marketing of the Company's products. In addition, as part of this strategy, the Company has completed several strategic acquisitions of complementary electronics businesses in order to further expand its positions in markets with high growth potential. The continued successful implementation of the Company's strategy will be dependent on many factors, some of which are beyond the Company's control, including, but not limited to, the availability of suitable acquisition candidates, the continued success of the Company in its research and development efforts, the prices of raw materials used by the Company in the manufacture of its products, the activities of the Company's competitors and general economic conditions. There can be no assurance that the Company will continue to be successful in implementing its growth strategy.

Telecommunications Industry and Growth of the Company

     The Company expects that sales of products to telecommunications service providers and OEMs of telecommunications equipment will continue to account for an increasing amount of its business. The continued success of the Company's reserve power systems and power supply products will depend to some extent on the continued growth and the increased accessibility and affordability of cellular and other wireless telecommunications services, including cellular, paging and PCS, in the United States and internationally. There can be no assurance that the volume and variety of wireless telecommunications services will continue to grow or that such services will create a demand for the Company's products.

     In recent years, the telecommunications industry has undergone substantial change. Further changes in the industry are expected. Although the Company does not expect such change to have a material adverse effect on the Company, there can be no assurance that this will be the case.

Materials Costs; Pricing Pressures

     The Company is subject to certain factors affecting pricing and sales over which the Company has no control, such as general economic and market conditions. Furthermore, the costs of the components of the Company's products, particularly the cost of lead, may fluctuate and the Company may be unable to fully pass on any cost increases to its customers. When lead prices rise, certain of the Company's competitors that own smelting operations may have lower lead costs than the Company, providing them with a short-term competitive advantage.

     Most of the Company's manufacturing and operating costs are affected by inflationary pressures. The Company's ability to pass along inflationary cost increases through higher prices may be limited during periods of stable or declining lead prices because of industry practices that tend to link product prices and lead prices.

Dependence on Key Personnel

     The success of the Company is dependent on its ability to attract and retain qualified management, administrative, technical and marketing personnel. Although the Company has entered into employment agreements with certain key personnel and believes it could replace key employees in an orderly fashion should the need arise, the loss of such personnel could have an adverse effect on the Company until such personnel are replaced. There can be no assurance that the Company will be able to attract and retain qualified personnel necessary for the operation and development of its business.

Environmental Regulation

     The Company's operations are subject to extensive and evolving environmental laws and regulations regarding the clean-up and protection of the environment and worker health and safety. The Company operates under what it believes is a comprehensive environmental, health and safety compliance program and believes that it is in material compliance with applicable environmental requirements. However, there can be no assurance that in the future the Company will not receive notices that certain of its operations are not in compliance with its permits or other environmental requirements, that the Company will be able to maintain compliance with applicable environmental requirements, that current environmental requirements will not become more onerous or that new laws and regulations will not be adopted or become applicable to the Company. Any of the foregoing could result in the imposition of fines or penalties, operating constraints, the issuance of judicial or administrative orders requiring the Company to cease operating a facility, increased operating and capital expenditures or other liabilities, any of which could have a material adverse effect on the Company's business, financial condition or results of operations. In addition, if damage to persons or the environment arises from hazardous materials used, generated or disposed of in the conduct of the Company's business (or that of its predecessors, to the extent the Company is not indemnified therefor), the company may be held liable for the damage and for the costs of the environmental investigation and remediation, which could have a material adverse effect on the Company's business, financial condition or results of operations.

SELLING STOCKHOLDERS, PLAN OF DISTRIBUTION AND USE OF PROCEEDS

     An aggregate of 452,551 shares of Common Stock offered hereby are being sold by the Company. The shares consist of shares of treasury stock that were previously purchased by the Company in various stock repurchase programs in open market transactions.

     An aggregate of 179,418 shares of Common Stock offered hereby are being sold by Selling Stockholders. The following table sets forth the number of shares offered by each of the Selling Stockholders and the number of shares beneficially owned (within the meaning of Rule 13d-3 under the 1934 Act) by each of the Selling Stockholders as of October 21, 1997.

                    Shares of       Shares of     Shares of
                    Common Stock    Common Stock  Common Stock to
                    Beneficially    Offered by    be Beneficially
Selling             Owned Prior to  Each Selling  Owned After
Stockholder         the Offering    Stockholder   the Offering

Alfred Weber           244,923        110,000       134,923

First Union & Co.       69,418          69,418            0


     Mr. Weber is the Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer of the Company. The shares of Common Stock being offered by him were received upon the exercise of a non-qualified stock option on April 30, 1996, pursuant to an Option Agreement dated as of May 30, 1989, as amended. First Union & Co. is a trustee holding shares of Common Stock for the benefit of certain defined benefit plans to which the Company contributed an aggregate of 51,418 shares of Common Stock as of September 13, 1996 and an aggregate of 18,000 shares of Common Stock as of October 14, 1997.

     The Company and the Selling Stockholders directly or through agents designated from time to time may sell from time to time all or part of the Common Stock in amounts and on terms to be determined at the time of sale or in the open market at the market price on the NYSE. The Company and the Selling Stockholders also may pledge such shares as collateral, and such shares could be sold pursuant to the terms of such pledges. The Company and the Selling Stockholders reserve the sole right to accept and, together with their agents from time to time, to reject in whole or in part any proposed purchase of Common Stock to be made directly or through agents. The Company and the Selling Stockholders will pay any sales commissions applicable to such transactions. The Company will pay the other expenses of the distribution estimated to be $_____. The Company and the Selling Stockholders and brokers who execute orders on their behalf may be deemed underwriters as that term is used in Section 2(11) of the Securities Act of 1933 (the "1933 Act"), and a portion of the proceeds of sales and commissions therefore may be deemed underwriting compensation for purposes of the 1933 Act.
In addition to the foregoing, the Company may from time to time contribute shares of Common Stock to one or more of its employee benefit plans and utilize shares of Common Stock as consideration for the acquisition of other businesses.

     The Selling Stockholders are offering the Shares for their own account, and not for the account of the Company. The Company will not receive any of the net proceeds of the offering by Selling Stockholders. The Company intends to use the proceeds of the offering of Common Stock by it for general working capital purposes.

                   DESCRIPTION OF COMMON STOCK

     The description of the shares of Common Stock contained in the Company's Registration Statement on Form 8-A (Registration
No. 1-9389) is hereby incorporated by reference.

              INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of Common Stock offered hereby has been passed upon by Proskauer Rose LLP, 1585 Broadway, New York, New York 10036. Glenn M. Feit, a partner of Proskauer Rose LLP, is a member of the Board of Directors and is secretary of the Company.

        INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents are incorporated by reference into this Prospectus:

     (a) The Company's annual report on Form 10-K for the fiscal year ended January 31, 1997;

     (b) The Company's quarterly report on Form 10-Q for the period ended April 30, 1997;

     (c) The Company's quarterly report on Form 10-Q for the period ended July 31, 1997; and

     (d) The description of the Company's Common Stock contained in the Company's Registration statement filed on form 8-A (No.
1-9389) under the Securities Exchange Act of 1934, as amended
(the "Exchange Act").

     All annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, definitive information or proxy statements and other reports filed with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all the securities offered by this Prospectus have been sold or which deregisters all the securities remaining unsold shall be deemed to be incorporated by reference into this Prospectus to be part hereof from the date of filing of such documents. These documents are or will be available for inspection and copying at the locations identified above. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the Registration Statement or the Prospectus to the extent that a statement contained in the Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement.

     The Company's annual report on Form 10-K contains consolidated balance sheets of the Company and its subsidiaries as of January 31, 1997 and 1996, and the related consolidated statements of income, of stockholders' equity and of cash flows for the three years ended January 31, 1997, 1996, and 1995. Said financial statements, which have been incorporated by reference in this

Prospectus, have been examined by Coopers & Lybrand L.L.P., independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm in giving said report.

     The Company undertakes to provide without charge to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all information that has been incorporated by reference in the registration statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the registration statement incorporates). Such request should be directed to the Vice President-Finance of the Company, Stephen E. Markert, Jr., 1400 Union Meeting Road, Blue Bell, Pennsylvania 19422, telephone number (215) 619-2700.

     The Company's principal executive office is located at 1400
Union Meeting Road, Blue Bell, Pennsylvania 19422. Its telephone number is (215) 619-2700.

Part II.  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14:  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     The following is an itemized list of expenses (all but the registration fee are estimates) of the Company in connection with the issuance and sale of the Common Stock being registered.

Registration Fee ............................$9,252.12

Legal .......................................$

Accounting ..................................$

Miscellaneous ...............................$
                                             _______

                                             $
                                             =======


Item 15:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under section 145 of the Delaware General Corporation Law, a corporation may indemnify its directors, officers, employees and agents against judgments, fines, amounts paid in settlement, and reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding, other than an action by or in the right of the corporation, to which such director, officer, employee or agent or his legal representative may be a party, provided such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) in the case of a civil proceeding, that his conduct was in or not opposed to the best interests of the corporation, and (b) in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. In connection with an action by or in the right of the corporation against a director, officer, employee or agent, the corporation has the power to indemnify such director, officer, employee or agent for reasonable expenses incurred in connection with such suit (a) if such person acted in good faith and in a manner he reasonably believed was not opposed to the best interest of the corporation and (b) if found liable to the corporation, only if ordered by a court of law. Section 145 also provides that such section is not exclusive of any other indemnification rights granted by the corporation to directors, officers, employees or agents. The Company's Restated Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by law, indemnify all persons who it may indemnify pursuant thereto.

     In addition, the Company's Restated Certificate of Incorporation contains a provision eliminating the liability of a director to the Company or its stockholders for breach of fiduciary duty as a director, other than liability (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, (iv) for any transaction from which the director derived an improper personal benefit or (v) for any act or omission occurring prior to December 29, 1986.

     The Company's Bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify any person, the heirs, executors or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action suit or proceeding (brought by or in the right of the Company or otherwise), whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding. In addition, the Company may, in the discretion of the Board of Directors, pay expenses incurred in defending any action, suit or proceeding in advance of the final disposition of such action, suit, or proceeding. The Company may also purchase or maintain insurance on behalf of any person described in the foregoing section of the Bylaws against any liability asserted against him, whether or not the Company would have the power to indemnify him against such liability by law. Furthermore, the Bylaws provide that the indemnification provided for therein shall not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Company maintains directors and officers liability insurance policies, insuring, with certain exceptions and conditions, the Company's directors and officers in their capacity as such against liability with respect to certain specified proceedings. In addition to covering directors and officers of the Company, the policies also insure the Company against amounts paid by it to indemnify directors and officers.

Item 16:  EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION               LOCATION

4.1       Restated Certificate      Incorporated by reference to
          of Incorporation          Exhibit 3.1 to the Company's
                                    Quarterly Report on Form
                                    10-Q for the quarter ended
                                    July 31, 1997

4.2       Bylaws of the Company     Incorporated by reference to
                                    Exhibit 3.2 to the Company's
                                    Annual Report on Form 10-K
                                    for the year ended January
                                    31, 1996

5         Opinion of Proskauer      *
          Rose LLP

15        Letter re unaudited       Filed herewith
          interim financial
          information

23.1      Consent of Coopers &      Filed herewith
          Lybrand L.L.P.

23.2      Consent of Proskauer      *
          Rose LLP

24        Powers of attorney to     Appear on the signature
          sign amendments to this   pages
          Registration Statement

_____________________

*   To be filed by amendment.

Item 17:  UNDERTAKINGS

A.   To Update Annually

     C&D TECHNOLOGIES, INC., the undersigned registrant (the "Registrant") hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B.   Indemnification

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

C.   To File Post-Effective Amendments, As May Be Required

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

          (i)   To include any prospectus required by Section
                10(a)(3) of the 1933 Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.   Incorporated Annual and Quarterly Reports

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information to be presented by
Article 3 of Regulation S-X are to set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                           SIGNATURES

     Pursuant to the requirements of the 1933 Act, C&D
TECHNOLOGIES, INC., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, State of Pennsylvania, on the 27th day of October, 1997.

                              C&D TECHNOLOGIES, INC.

                              By:  /s/ Alfred Weber
                                Alfred Weber,
                                Chairman of the Board,
                                Chief Executive Officer,
                                Chief Operating Officer
                                and President

     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints Alfred Weber and Stephen E. Markert, Jr., or either of them, as his or her attorney-in-fact to sign and file on his or her behalf individually and in each capacity stated below any and all amendments and post-effective amendments to this Registration Statement.

Signature             Title                    Date

/s/ Alfred Weber      Director, Chairman of    October 28, 1997
Alfred Weber          the Board, Chief
                      Executive Officer,
                      Chief Operating Officer
                      and President (Principal
                      Executive Officer)

/s/ Stephen E.        Vice President-Finance   October 28, 1997
Markert, Jr.          (Principal Financial
Stephen E.            Officer and Principal
Markert, Jr.          Accounting Officer)

/s/ Kevin P. Dowd     Director                 October 28, 1997
Kevin P. Dowd

/s/ Glenn M. Feit     Director                 October 28, 1997
Glenn M. Feit

/s/ William Harral,   Director                 October 28, 1997
    III
William Harral, III

/s/ Warren A. Law     Director                 October 28, 1997
Warren A. Law

/s/ Alan G. Lutz      Director                 October 28, 1997
Alan G. Lutz

/s/ John A.H. Shober  Director                 October 28, 1997
John A. H. Shober

                        Index to Exhibits


Exhibit
Number    Description                          Page No.

4.1       Restated Certificate of Incorporation
          (Incorporated by reference to Exhibit
          3.1 to the Company's Quarterly Report
          on Form 10-Q for the quarter ended
          July 31, 1997)

4.2       Bylaws of the Company(Incorporated by
          reference to Exhibit 3.2 to the Company's
          Annual Report on Form 10-K for the year
          ended January 31, 1996)

5*        Opinion of Proskauer Rose LLP

15        Letter re unaudited interim financial
          information

23.1      Consent of Coopers & Lybrand L.L.P.

23.2*     Consent of Proskauer Rose LLP

24        Powers of attorney to sign amendments
          to this Registration Statement
__________________
* To be filed by amendment.